SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 11, 2007
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
EXPLANATORY NOTE: This Current Report on Form 8-K/A (this “Amended Report”) amends the Current Report on Form 8-K filed by the registrant on April 12, 2006 containing disclosure pursuant to items 2.01 and 9.01 of Form 8-K (the “Original Report”). The Original Report contained pro forma financial and other information related to the registrant's acquisition of hotel properties from CNL Hotels and Resorts, Inc. The registrant is filing this Amended Report to include disclosure of a $50.0 million draw under a $200.0 million credit facility incurred by the registrant in connection with the acquisition, including to revise the pro forma balance sheet contained in the Original Report to include an adjustment for the $50.0 million borrowing.

FORM 8-K/A
INDEX

Item 2.01. Acquisition or Disposition of Assets	3

Item 9.01. Financial Statements, Pro Forma Financial Information, and Exhibits	4

Pro Forma Financial Information (Unaudited)	4

Pro Forma Consolidated Balance Sheet as of December 31, 2006	5

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006	6

SIGNATURE	10

ITEM 2.01. ACQUISITION OR DISPOSITION OF ASSETS
On April 11, 2007, Ashford Hospitality Trust, Inc. (the “Company”) acquired a 51-property, 13,524 room (net after joint venture adjustment) hotel portfolio for approximately $2.4 billion from CNL Hotels and Resorts, Inc. Pursuant to this agreement, the Company acquired 100% of 33 properties and 70%-89% of 18 properties through existing joint ventures.
The 51-property hotel portfolio consists of 24 full-service, upper-upscale hotels and 27 premium select-service hotels. The 24 full-service, upper-upscale hotels, which comprise 7,953 rooms, feature such brand names as Hilton, Embassy Suites, JW Marriott, Marriott, Doubletree, Renaissance, and Hyatt. The 27 premium select-service hotels, which comprise 5,571 rooms, feature brands such as Courtyard by Marriott, Residence Inn by Marriott, SpringHill Suites by Marriott, Fairfield Inn by Marriott, TownePlace Suites by Marriott, and Hampton Inn. (The foregoing room numbers are net of the interests of the joint venture partners.)
The Company will operate the hotels under existing long-term management agreements with Marriott, Hilton, Hyatt, and Interstate Hotels and Resorts.
To fund this acquisition, the Company utilized several sources as follows: borrowings of approximately $928.5 million of ten-year, fixed-rate debt at an average blended interest rate of 5.95%, approximately $555.1 million of three-year, variable-rate debt with two one-year extension options at an interest rate of LIBOR plus 1.65%, and approximately $325.0 million of one-year, variable-rate debt with two one-year extension options at an interest rate of LIBOR plus 1.5%, the sale of 8.0 million shares of Series C Cumulative Redeemable Preferred Stock for approximately $200.0 million (less a commitment fee) at a dividend rate of LIBOR plus 2.5%, and assumed fixed-rate debt of approximately $432.3 million (net of debt attributable to joint venture partners), representing ten fixed-rate loans with an average blended interest rate of 6.09% and expiration dates ranging from 2008 to 2025. In addition, the Company executed a $200.0 million credit facility, of which $50.0 million was drawn to fund this acquisition, with interest rates ranging from LIBOR plus 1.55% to LIBOR plus 1.95% depending on the loan-to-value ratio, which matures April 9, 2010 with two one-year extension options, requires interest-only payments through maturity, and requires quarterly commitment fees ranging from 0.125% to 0.20% of the average undrawn balance during the quarter.

ITEM 9.01. PRO FORMA FINANCIAL INFORMATION
ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
Management prepared the following pro forma financial statements, which are based on the historical consolidated financial statements of Ashford Hospitality Trust, Inc. (the “Company”) and adjusted to give effect to several acquisitions completed after December 31, 2005 and the related debt and equity offerings to fund those acquisitions, as discussed below, as if such transactions occurred at the beginning of the period presented.
On January 25, 2006, in a follow-on public offering, the Company issued 12,107,623 shares of its common stock at $11.15 per share, which generated gross proceeds of approximately $135.0 million. However, the aggregate proceeds to the Company, net of underwriters’ discount and offering costs, was approximately $128.1 million. The 12,107,623 shares issued include 1,507,623 shares sold pursuant to an over-allotment option granted to the underwriters. The net proceeds were used for a $60.0 million pay-down on the Company’s $100.0 million credit facility, due August 17, 2008, on January 31, 2006, a $45.0 million pay-down on the Company’s $45.0 million mortgage loan, due October 10, 2007, on February 9, 2006, and the acquisition of the Marriott at Research Triangle Park hotel property on February 24, 2006 for $28.0 million, as discussed below.
On February 24, 2006, the Company acquired the Marriott at Research Triangle Park hotel property in Durham, North Carolina, from Host Marriott Corporation for approximately $28.0 million in cash. The Company used proceeds from its sale of two hotels on January 17, 2006 and its follow-on public offering on January 25, 2006 to fund this acquisition.
On April 19, 2006, the Company acquired the Pan Pacific San Francisco Hotel in San Francisco, California, for approximately $95.0 million in cash. The Company used proceeds from two credit facility draws of approximately $88.9 million and $15.0 million to fund this acquisition.
On July 13, 2006, the Company acquired the Marriott Crystal Gateway hotel in Arlington, Virginia, from EADS Associates limited Partnership for approximately $107.2 million. The purchase price consisted of the assumption of approximately $53.3 million of mortgage debt, the issuance of approximately $42.7 million worth of limited partnership units, which equates to 3,814,842 units valued at $11.20 per unit, approximately $2.5 million in cash paid in lieu of units, the reimbursement of capital expenditures costs of approximately $7.2 million, and other net closing costs and adjustments of approximately $1.5 million. The limited partnership units issued represent Class B common units, with a fixed dividend rate of 6.82% in years 1-3 and 7.2% thereafter based on the $11.20 per unit price, and have priority in payment of cash dividends over holders of common units. After ten years, either party may convert these units to common units. For accounting purposes, these units were valued at approximately $40.6 million or $10.64 per unit, which represents the average market price of the Company’s common stock from five business days before the definitive agreement was finalized on May 18, 2006 to five business days after such date. In addition, the Company assumed the existing management agreement which expires in 2017 with three ten-year renewal options. The management agreement provides for a base management fee of 3% of the hotel’s gross revenues plus certain incentive management fees. Based on the Company’s review of this management agreement, the Company concluded that the terms are more favorable to the manager than a typical current market management agreement. Hence, the Company recorded an unfavorable contract liability of approximately $15.8 million related to this management agreement as of the acquisition date.
On July 25, 2006, in a follow-on public offering, the Company issued 14,950,000 shares of its common stock at $11.40 per share, which generated gross proceeds of approximately $170.4 million. However, the aggregate proceeds to the Company, net of underwriters’ discount and offering costs, was approximately $162.0 million. The 14,950,000 shares issued include 1,950,000 shares sold pursuant to an over-allotment option granted to the underwriters. On July 25, 2006, the net proceeds were used to pay down the Company’s $30.0 million balance on its $47.5 million credit facility, due October 10, 2007, and pay down its $98.9 million balance on its $100.0 million credit facility, due August 17, 2008.
On November 9, 2006, the Company acquired the Westin O’Hare hotel property in Rosemont, Illinois, for approximately $125.0 million in cash. To fund this acquisition, the Company used cash available on its balance sheet and proceeds from a $101.0 million mortgage loan executed on November 16, 2006.
On December 7, 2006, the Company acquired a seven-property hotel portfolio (“MIP Portfolio”) from a partnership of affiliates of Oak Hill Capital Partners, The Blackstone Group, and Interstate Hotels and Resorts for approximately $267.2 million in cash. Of the seven acquired hotels, five are considered core hotels while two are considered non-core hotels, which the Company intends to sell. To fund this acquisition, the Company used cash available on its balance sheet, proceeds from a $25.0 million draw on a credit facility, and proceeds from a $212.0 million mortgage loan executed on December 7, 2006.
On April 11, 2007, the Company acquired a 51-property hotel portfolio (“CNL Portfolio”) from CNL Hotels and Resorts, Inc. (“CNL”) for approximately $2.4 billion plus closing costs of approximately $80.0 million. Pursuant to this agreement, the Company acquired 100% of 33 properties and 70%-89% of 18 properties through existing joint ventures. To fund this acquisition, the Company utilized several sources as follows: borrowings of approximately $928.5 million of ten-year, fixed-rate debt at an average blended interest rate of 5.95%, approximately $555.1 million of three-year, variable-rate debt with two one-year extension options at an interest rate of LIBOR plus 1.65%, and approximately $325.0 million of one-year, variable-rate debt with two one-year extension options at an interest rate of LIBOR plus 1.5%, the sale of 8.0 million shares of Series C Cumulative Redeemable Preferred Stock for approximately $200.0 million at a dividend rate of LIBOR plus 2.5%, and assumed fixed-rate debt of approximately $432.3 million, which is net of approximately $129.8 million of debt related to minority interest holders, representing ten fixed-rate loans with an average blended interest rate of 6.09% and expiration dates ranging from 2008 to 2025. In addition, the Company executed a $200.0 million credit facility, of which $50.0 million was drawn to fund this acquisition, with interest rates ranging from LIBOR plus 1.55% to LIBOR plus 1.95% depending on the loan-to-value ratio, which matures April 9, 2010 with two one-year extension options, requires interest-only payments through maturity, and requires quarterly commitment fees ranging from 0.125% to 0.20% of the average undrawn balance during the quarter. With respect to this acquisition, the Company assumed certain existing management agreements. Based on the Company’s review of these management agreements, the Company concluded that the terms of certain management agreements are more favorable to the manager than a typical current-market management agreement. As a result, the Company recorded an unfavorable contract liability of approximately $10.3 million related to these management agreements, which will be amortized as a reduction to incentive management fees on a straight-line basis over the initial terms of the related management agreements. The purchase price allocation related to CNL Portfolio is preliminary subject to further internal review and third-party appraisals.
The following consolidated pro forma financial statements should be read in conjunction with the Company’s Form 8-K filed with the Securities and Exchange Commission on January 18, 2007, which announced the impending acquisition of CNL, the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2006, which are incorporated by reference in the Company’s Form 10-K, filed March 9, 2007, and the consolidated financial statements and notes thereto related to CNL included in the Form 8-K amended by this Form 8-K/A. In the Company’s opinion, all significant adjustments necessary to reflect these acquisitions and related equity offerings have been made.

Ashford Hospitality Trust, Inc.
Consolidated Pro Forma Balance Sheet
As of December 31, 2006
(In Thousands)
(Unaudited)

		(a)	(b)		(c)		(d)
	Company	CNL Portfolio	CNL Portfolio		CNL Portfolio		Sold	Combined
	Historical	Historical	Acquisition		Purchase		Hotels	Pro Forma
	December 31,	December 31,	Pro Forma		Price		Pro Forma	December 31,
	2006	2006	Adjustments		Allocation		Adjustments	2006
Assets
Investment in hotel properties, net	$1,632,946	$2,030,270	$618,015	(7)	$2,648,285		$—	$4,281,231
Cash and cash equivalents	73,343	50,170	11,789	(6)	61,959		3,500	138,802
Restricted cash	9,413	44,988	—		44,988		—	54,401
Accounts receivable, net of allowance	22,081	25,386	—		25,386		—	47,467
Inventories	2,110	—	—		—		—	2,110
Assets held for sale	119,342	—	—		—		(30,100)	89,242
Notes receivable	102,833	—	—		—		—	102,833
Deferred costs, net	14,143	3,906	28,148	(2)	32,054		—	46,197
Prepaid expenses and other assets	18,980	10,361	—		10,361		—	29,341
Intangible assets, net	—	25,291	(25,291	)(3)	—		—	—
Due from hotel managers	16,721	—	—		—		—	16,721

Total assets	$2,011,912	$2,190,372	$632,661		$2,823,033		$(26,600)	$4,808,345

Liabilities and Owners’ Equity
Indebtedness	$1,091,150	$1,005,028	$1,421,643	(1)	$2,426,671	(1)	$(28,000)	$3,489,821
Capital leases payable	177	—	—		—		—	177
Accounts payable and accrued expenses	48,962	73,736	—		73,736		—	122,698
Dividends payable	19,975	—	—		—		—	19,975
Deferred income	294	—	—		—		—	294
Deferred incentive management fees	3,744	—	—		—		—	3,744
Unfavorable management contract liability	15,281	—	10,310	(5)	10,310		—	25,591
Due to hotel managers	5,756	—	—		—			5,756

Total liabilities	1,185,339	1,078,764	1,431,953		2,510,717		(28,000)	3,668,056

Commitments & contingencies	—	—	—		—		—	—
Minority interest — units	109,864	—	—		—		—	109,864
Minority interest — joint ventures	—	118,708	—		118,708		—	118,708
Preferred stock — Series B	75,000		—		—		—	75,000

Preferred stock — Series A	23	—	—		—		—	23
Preferred stock — Series C	—	—	80	(4)	80	(4)	—	80
Common stock	729	—	—		—		—	729
Owners’ equity — other	640,957	992,900	(799,372	)(4)	193,528	(4)	1,400	835,885

Total owners’ equity	$641,709	$992,900	$(799,292)		$193,608		$1,400	$836,717

Total liabilities and owners’ equity	$2,011,912	$2,190,372	$632,661		$2,823,033		$(26,600)	$4,808,345

The accompanying notes and management’s assumptions are an integral part of this consolidated pro forma balance sheet.

Explanation of pro forma adjustments:
(a)	Represents the audited historical balance sheet of CNL Portfolio contained elsewhere herein.

(b)	Represents pro forma adjustments to reflect the acquisition of CNL Portfolio, which closed April 11, 2007, as follows:
(1)	Debt originated or assumed, net of CNL Portfolio’s debt of approximately $1.0 billion of which $562.1 million was assumed by the Company and the remainder was paid off:

$928.5 million fixed-rate debt at an average blended interest rate of 5.95%	$928,465
$555.1 million variable-rate debt at an interest rate of LIBOR plus 1.65%	555,122
$325.0 million variable-rate debt at an interest rate of LIBOR plus 1.5%	325,000
$200.0 million credit facility at an interest rate of LIBOR plus 1.95%	50,000
$562.1 million fixed-rate assumed debt with an average blended interest rate of 5.61%	562,055
$562.1 million fixed-rate assumed debt premium	6,029

Total	$2,426,671

(2)	Represents loan costs included in closing costs related to new and assumed debt.

(3)	The Company assigned no value to existing intangible assets as the related value was allocated to hotel properties.

(4)	Equity issued:

$200.0 million of 8.0 million shares of Series C preferred stock at a dividend rate of LIBOR plus 2.5%:
8 million shares at $0.01 per share par value	$80
Allocated to additional paid-in capital:
Remaining funds received in excess of par value issued	$199,920
Issuance costs	(6,392)

Total	$193,528

(5)	Represents an unfavorable management contract recorded upon acquisition of CNL Portfolio as the contract rate paid to a particular manager was deemed above market.

(6)	Cash received or paid:

Cash received from borrowings or equity issuances	$2,058,587
Cash paid for estimated closing costs	(77,772)
Cash paid via the acquisition contract price less debt assumed	(1,969,026)

Total	$11,789

(7)	Represents the purchase price allocated to hotel properties.
(c)	Represents the purchase price allocation to reflect the acquisition of CNL Portfolio, which is the sum of columns (a) and (b).

(d)	Represents pro forma adjustments to reflect the sales of Marriott in Trumbull, Connecticut, and Fairfield Inn in Princeton, Indiana, for a gain of $1.4 million.

Ashford Hospitality Trust, Inc.
Consolidated Pro Forma Statement of Operations
For the Year Ended December 31, 2006
(In Thousands, Except Per Share Amounts)
(Unaudited)

		(a)		(b)		(c)		(d)
		Miscellaneous		CNL		Joint Venture		CNL Portfolio		(e)		Adjusted
	Historical	Acquisitions		Portfolio		Acquisition		Other		Other		Pro Forma
	December 31,	Pro Forma		Pro Forma		Pro Forma		Pro Forma		Pro Forma		December 31,
	2006	Adjustments		Adjustments		Adjustments		Adjustments		Adjustments		2006
Revenue
Rooms	$365,917	$93,320	(4)	$530,963	(5)	$—		$—		$—		$990,200
Food and beverage	81,081	44,718	(4)	183,671	(5)	—		—		—		309,470
Rental income from operating leases	—	—	(4)	6,500	(5)	—		—		—		6,500
Other	17,312	6,607	(4)	43,724	(5)	—		—		—		67,643

Total hotel revenue	464,310	144,645		764,858		—		—		—		1,373,813
Interest income from notes receivable	14,858	—		—		—		—		—		14,858
Asset management fees	1,266	—		—		—		—		—		1,266

Total Revenue	480,434	144,645		764,858		—		—		—		1,389,937

Expenses
Hotel operating expenses Rooms	82,022	24,255	(4)	124,051	(5)	—		—		—		230,328
Food and beverage	60,146	30,649	(4)	135,569	(5)	—		—		—		226,364
Other direct	8,197	2,952	(4)	23,842	(5)	—		—		—		34,991
Indirect	137,298	39,536	(4)	202,606	(5)	—		1,625	(10)	—		381,065
Management fees	17,850	3,635	(4)	28,241	(5)	—		422	(9)	—		50,148
Property taxes, insurance, and other	26,286	7,573	(4)	38,649	(5)	—		—		—		72,508
Depreciation & amortization	49,564	16,850	(6)	89,314	(5)	—		(15,908	) (6)	—		139,820
Corporate general and administrative	20,359	—		10,200	(5)	—		4,374	(11)	—		34,933

Total Operating Expenses	401,722	125,450		652,472		—		(9,487)		—		1,170,157

Operating Income	78,712	19,195		112,386		—		9,487		—		219,780

Interest income	2,917	—		387	(5)	—		(387	)(12)	—		2,917
Interest expense and amortization and write-off of loan costs	(49,245)	—		(68,920	)(5)	—		(112,606	)(7)	—		(230,771)

Income (Loss) before Minority Interest and Income Taxes	32,384	19,195		43,853		—		(103,506)		—		(8,074)

Income tax benefit (expense)	2,920	(688	) (1)	(3,793	) (1)	—	(1)	101	(1)	—	(1)	(1,460)
Minority interest in consolidated joint ventures	—	—		(6,403	) (5)	185	(13)	—		7,022	(7)	804
Minority interest relating to limited partners	(4,274)	(1,764	) (3)	(3,776	) (3)	(21	) (3)	11,602	(3)	(330	)(3)	1,437

Income (Loss) from Continuing Operations	$31,030	$16,743		$29,881		$164		$(91,803)		$6,692		$(7,293)

Preferred dividends											(8)	(29,738)

Income from Continuing Operations Applicable to Common Shareholders												$(37,031)

Basic and diluted:
Income from continuing operations per share available to common shareholders												$(0.51)

Weighted average shares outstanding											(2)	72,004

The accompanying notes and management’s assumptions are an integral part of this consolidated pro forma statement of operations.

Explanation of pro forma adjustments:
(a)	Represents pro forma adjustments to reflect the below acquisitions and related debt and equity offerings as if such transactions occurred at the beginning of the period presented.
1)	acquisition of Marriott RTP on February 24, 2006

2)	acquisition of JW Marriott Pan Pacific on April 19, 2006

3)	acquisition of Marriott Gateway on July 13, 2006

4)	acquisition of Westin O’Hare on November 9, 2006

5)	acquisition of MIP Properties on December 7, 2006
(b)	Represents pro forma adjustments to reflect the acquisition of CNL Portfolio on April 11, 2007 as if such transaction occurred at the beginning of the period presented.

(c)	Represents pro forma adjustments to reflect the acquisition of the 15% minority interest holder in a joint venture related to the Hyatt Regency Dearborn in Detroit, Michigan, as if such transaction at the beginning of the period presented.

(d)	Represents pro forma adjustments to reflect changes in ongoing depreciation, management fees, incentive management fees, and corporate general & administrative expenses related to CNL Portfolio as if such transaction occurred at the beginning of the period presented.

(e)	Represents pro forma adjustments to reflect additional interest expense associated with borrowings incurred to fund these acquisitions as if such debt was outstanding the entire period presented as well as minority interest related to this interest expense and preferred stock dividends.

(1)	Represents pro forma income tax benefit (expense) related to these transactions.

(2)	Represents pro forma weighted average shares considering all shares and units issued to fund these acquisitions.

(3)	Pro forma minority interest represents Class B units annual dividends of approximately $2.9 million plus 11.22% of the net income (loss) after preferred stock dividends and Class B units dividends.

(4)	Represents the acquired entities unaudited statements of operations for the periods preceding their acquisitions.

(5)	Represents amounts derived from CNL Portfolio’s audited income statement included elsewhere herein. Reclassifications to reflect consistency with the Company’s presentation have been made.

(6)	Represents the change in depreciation expense associated with the acquired entities based on preliminary purchase price allocations.

(7)	Represents additional interest expense and amortization of loan costs associated with borrowings to fund these acquisitions as if such acquisitions closed at the beginning of the period presented. Regarding variable-rate debt, a 1/8th change in interest rate would have an approximate $1.4 million impact.

(8)	Represents pro forma dividends on Series A, B, & C preferred stock as if such shares were outstanding the entire period presented.

(9)	Management fees reflect increases in ongoing base fees as a result of management contracts amended in connection with the acquisition offset by a reduction related to amortization of unfavorable management contract liabilities established upon acquisition of CNL Portfolio.

(10)	Incentive management fees reflect increases resulting from management contracts amended in connection with the acquisition of CNL Portfolio.

(11)	Represents incremental corporate general and administrative expenses associated with the acquisition of CNL Portfolio, which represents additional salaries, benefits, office expense, legal expense, internal audit costs, and other general and administrative costs in excess of the $10.2 million of corporate overhead allocated to CNL Properties on a stand-alone basis.

(12)	Represents the elimination of interest income the Company does not expect to earn on a go-forward combined basis.

(13)	Represents pro forma adjustments to reflect the acquisition of the 15% minority interest holder in a joint venture related to the Hyatt Regency Dearborn in Detroit, Michigan, as if such transaction at the beginning of the period presented.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 19, 2007

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ Mark Nunneley
Mark Nunneley
Chief Accounting Officer